UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021

BIOHITECH GLOBAL, INC.

  (Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2021, BioHiTech Global, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Sales Agent, shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”), having an aggregate offering price of up to $25 million (the “ATM Offering”). Sales pursuant to the Sales Agreement will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement.

The issuance and sale, if any, of up to $11,150,000 of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (Registration Statement No. 333-225999) (the “Registration Statement”), the base prospectus contained therein, and a prospectus supplement relating to the ATM offering, dated February 19, 2021 (the “Prospectus Supplement”). The Company will be required to file one or more additional prospectus supplements to sell additional Placement Shares beyond the amount registered pursuant to the Prospectus Supplement.

Under the terms of the Sales Agreement, the Company may sell the Placement Shares by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Placement Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company is not obligated to make any sales of Common Stock under the Sales Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay a commission rate of 3.0% of the gross sales price per share sold and agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and have agreed to reimburse the Sale Agents an amount not to exceed $10,000 per year during the term of the Sales Agreement for legal fees to be incurred by the Sales Agent. The Company has also agreed pursuant to the Sales Agreement to provide the Sales Agent with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is included herewith as Exhibit 1.1, and is incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the shares of Common Stock that will be issued pursuant to the Sales Agreement and the ATM Prospectus Supplement is also filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement by and between BioHiTech Global, Inc. and B. Riley Securities, Inc. dated February 19, 2021

5.1	Opinion of McCarter & English, LLP

23.1	Consent of McCarter & English, LLP (included in Opinion of McCarter & English, LLP filed as Exhibit 5.1)

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: February 22, 2021	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)